EXHIBIT F

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: December 20, 2013

VALERO ENERGY CORPORATION		PREMCOR USA INC.

By:	/s/ Jay D. Browning	By:	/s/ J. Stephen Gilbert
Name:	Jay D. Browning	Name:	J. Stephen Gilbert
Title:	Senior Vice President and General Counsel	Title:	Senior Vice President and Secretary

VALERO REFINING AND MARKETING COMPANY		VALERO TERMINALING AND DISTRIBUTION COMPANY

By:	/s/ J. Stephen Gilbert	By:	/s/ J. Stephen Gilbert
Name:	J. Stephen Gilbert	Name:	J. Stephen Gilbert
Title:	Senior Vice President and Secretary	Title:	Senior Vice President and Secretary

THE PREMCOR PIPELINE CO.		VALERO REFINING COMPANY-TENNESSEE, L.L.C.

By:	/s/ J. Stephen Gilbert	By:	/s/ J. Stephen Gilbert
Name:	J. Stephen Gilbert	Name:	J. Stephen Gilbert
Title:	Senior Vice President and Secretary	Title:	Senior Vice President and Secretary

THE PREMCOR REFINING GROUP INC.

By:	/s/ J. Stephen Gilbert
Name:	J. Stephen Gilbert
Title:	Senior Vice President and Secretary

Exhibit F-1